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                                                                    EXHIBIT 99.1


       Cautionary Statements for Purposes of the Safe Harbor Provisions
                    of the Securities Litigation Reform Act


In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Act"), SUPERVALU INC. (the "Company") is filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by, or on behalf of the Company. When used in this Annual Report on Form 10-K for the fiscal year ended February 26, 2000 and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases, other communications, and in oral statements made by or with the approval of an authorized executive officer, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project", "believe" or similar expressions are intended to identify forward-looking statements within the meaning of the Act. The following cautionary statements are for use as a reference to a readily available written document in connection with forward looking statements as defined in the Act. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

Retail Business Risks

The Company's retail segment faces risks which may prevent the Company from maintaining or increasing retail sales and earnings including: competition from other retail chains, supercenters, non-traditional competitors, and emerging alternative formats; operating risks of certain strategically important retail operations; the potential disruption from labor disputes; and adverse impact from the entry of other retail chains, supercenters and non-traditional or emerging competitors into markets where the Company has a retail concentration.

Wholesale Business Risks

The Company's sales and earnings in its food distribution operations are dependent on: (i) the Company's ability to attract new customers and retain existing customers, such as Kmart Corporation; (ii) the success of its customers in competing with other retail chains, supercenters, and non-traditional competitors; and (iii) its ability to control costs. While the Company believes that its efforts will enable it to attain its goals, certain factors could adversely impact the Company's results, including: decline of sales to its independent retailer customer base due to competition and other factors; loss of corporate retail sales due to increased competition and other risks detailed more fully below; consolidations of retailers or competitors; increased self-distribution by chain retailers; increase in operating costs; increase in credit risk associated with open accounts and financing activities with independent retailers; the potential disruption from labor disputes; the possibility that the Company will incur additional costs and expenses due to further rationalization or consolidation of distribution centers; entry of new or non-traditional distribution systems into the industry; possible delays or increased costs in implementing its initiatives; and possible loss of retailer customers who are not compatible with such changes.


Risks of Expansion and Acquisitions

The Company intends to continue to grow its retail and wholesale businesses in part through acquisitions. Expansion is subject to a number of risks, including the adequacy of the Company's capital resources; the location of suitable store or distribution center sites and the negotiation of acceptable lease terms; ability to hire, train and integrate employees; and possible costs and other risks of integrating or adapting operational systems. In addition, acquisitions involve a number of special risks, including: making

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acquisitions at acceptable rates of return; the diversion of management's attention to assimilation of the operations and personnel of the acquired business; potential adverse short-term effects on the Company's operating results; and amortization of acquired intangible assets.

Liquidity

Management expects that the Company will continue to replenish operating assets and reduce aggregate debt with internally generated funds and capital leases unless additional funds are necessary to complete acquisitions. If capital spending significantly exceeds anticipated capital needs, additional funding could be required from other sources. In addition, acquisitions could affect the Company's borrowing costs and future financial flexibility.

Litigation

While the Company believes that it is currently not subject to any material litigation, the costs and other effects of legal and administrative cases and proceedings and settlements are impossible to predict with certainty. The current environment for litigation involving food wholesalers may increase the risk of litigation being commenced against the Company. The Company would incur the costs of defending any such litigation whether or not any claim had merit.

The foregoing should not be construed as exhaustive and the Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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